Exhibit 23
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                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------




The Board of Directors
Meredith Corporation:

We consent to incorporation by reference in the registration statements No. 333-21979, No. 333-04033, No. 33-2094, No. 2-54974, and No. 33-59258, each on
Form S-8, of Meredith Corporation of our report dated July 31, 1998, except for
Note 13 which is as of August 24, 1998, relating to the consolidated balance sheets of Meredith Corporation and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows and related financial schedule for each of the years in the three-year period ended June 30, 1998, which report appears in the June 30, 1998, annual report on Form 10-K of Meredith Corporation.



                           /s/ KPMG Peat Marwick LLP







Des Moines, Iowa
September 23, 1998